2018 Louisiana Energy Conference May 31, 2018 www.icdrilling.com

Preliminary Matters Various statements contained in this presentation, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “ estimate,” “ project,” “ predict,” “ believe,” “ expect,” “ anticipate,” “ potential,” “ plan,” “ goal,” “ will” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this presentation speak only as of the date of this presentation; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under “ Risk Factors” and “ Management’ s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’ s filings with the Securities and Exchange Commission, including the Company’ s Annual Report on Form 10-K, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following: • our inability to implement our business and growth strategy; • a sustained decrease in domestic spending by the oil and natural gas exploration and production industry; • decline in or substantial volatility of crude oil and natural gas commodity prices; • fluctuation of our operating results and volatility of our industry; • inability to maintain or increase pricing on our contract drilling services; • delays in construction or deliveries of reactivated, upgraded, converted or new-build land drilling rigs; • the loss of material customers, financial distress or management changes of potential customers or failure to obtain contract renewals and additional customer contracts for our drilling services; • an increase in interest rates and deterioration in the credit markets; • our inability to raise sufficient funds through debt financing and equity issuances needed to fund future rig construction projects; • additional leverage associated with borrowings to fund rig conversions and additional newbuild rigs; • our inability to comply with the financial and other covenants in debt agreements that we may enter into as a result of reduced revenues and financial performance; • a substantial reduction in borrowing base under our revolving credit facility as a result of a decline in the appraised value of our drilling rigs or substantial reduction in our rig utilization; • overcapacity and competition in our industry; unanticipated costs, delays and other difficulties in executing our long-term growth strategy; • the loss of key management personnel; • new technology that may cause our drilling methods or equipment to become less competitive; • labor costs or shortages of skilled workers; • the loss of or interruption in operations of one or more key vendors; • the effect of operating hazards and severe weather on our rigs, facilities, business, operations and financial results, and limitations on our insurance coverage; • increased regulation of drilling in unconventional formations; • the incurrence of significant costs and liabilities in the future resulting from our failure to comply with new or existing environmental regulations or an accidental release of hazardous substances into the environment; • the potential failure by us to establish and maintain effective internal control over financial reporting; • lack of operating history as a contract drilling company; and • uncertainties associated with any registration statement, including financial statements, we may be required to file with the SEC. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this presentation and in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K. Further, any forward-looking statement speaks only as of the date of this presentation, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Adjusted Net Loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company’s management believes adjusted Net Loss, EBITDA and adjusted EBITDA are useful because such measures allow the Company and its stockholders to more effectively evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods or capital structure. See non-GAAP financial measures at the end of this presentation for a full reconciliation of Net Loss to adjusted Net Loss, EBITDA and adjusted EBITDA. 2

Corporate Snapshot

Sectors only pure play, pad-optimal growth story

- Fleet composed of fifteen 200 Series ShaleDriller® rigs
- 100% of fleet contracted and operating
- 15th ShaleDriller 200 Series rig scheduled for deployment to Permian basin during 3Q'18 on one-year contract
- The speed, efficiency and safety offered by ICD's rigs dramatically reduce drilling times, thereby saving significant capex dollars for E&P operators

Established reputation for operational excellence and safety

- Average 200 Series ShaleDriller® fleet age: ~3.4 years[1]
- Best-in-class operating stats
- Industry leading utilization
- Work with well-known customers who pay for quality



Current Operational Footprint


New Mexico
Oklahoma
Arkansas
Texas
Louisiana
May 29, 2018
ICD Rig Location
Target Areas of Growth
Texas, Louisiana, Oklahoma and New Mexico

Current Capitalization & Liquidity [2]

US$MM, unless otherwise noted	
Share Price ($/Share)	4.23
Share Outstanding (MM)	38.2
Equity Value	**161.6**
Long-term debt – Credit Facility	53.2
Cash	2.5
Aggregate Value	**217.3**
Credit Facility Unused Capacity[3]	31.8
Cash	2.5
Total Current Liquidity	**34.3**
Book Value of Equity	231.5
Total Capitalization	**284.7**

1. Based upon date of initial drilling operations for newbuild 200 Series rig or converted 100 series rig. Includes 15th ShaleDriller rig schedule for deployment 3Q'18.
2. Market data as of 5/29/18. Credit facility, debt, shares outstanding and cash balances as of 3/31/18. Debt balance excludes $1.2 million of current and long-term vehicle capital lease obligations.
3. Total credit facility commitment less outstanding borrowings @ 3/31/18 plus cash balance @ 3/31/18.

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Operational Update Since April ’18 conference call: Average Rigs 20 - Signed five one-year contract extensions 15 th - Signed one-year contract for 15 newbuild (Q3’18) 10 - Extensions and newbuild contract at increasing dayrates: 5 0 • 47% above trough levels 2Q'18 3Q'18 4Q'18 2019 Backlog Opportunity • 30% above dayrate expirations during Q1’18 Contract Renewal Opportunities (1) Proforma 3/31/18 backlog: $107.7 million 10 • Aggregate of 14.41 rig years 8 6 • Average dayrate over $20K per day 4 Staggered contract expirations create 2 opportunities for dayrate improvement 0 2Q'18 3Q'18 4Q'18 2019 above levels currently in backlog as Contract Expirations expiring contracts rerate to current dayrate environment (1) As of 5/29/18. Includes newbuild contract and extensions signed during 2Q’18. 4

High-Quality Customer Base

ICD has established a deep and high-quality customer base composed of some of the most active players in ICD target markets

- All rigs operating on term contracts
- ICD's fleet standardization provides benefits for customers including consistent branding, predictability in performance
- ICD is focused on strategically expanding its customer base
  - Target markets: Texas and the contiguous states
  - Target customers with significant investments and willingness to drill through industry cycles
  - Target operators who value safety and efficient operations
  - Focus on customers willing to enter into long-term contractual relationships
  - Diverse between oil, gas and oil/gas in the most active basins

(1) Percentage of rigs contracted with publicly-traded and private customers as of May 29, 2018. Includes contract for newbuild rig schedule for deployment 3Q'18.



ICD Customers Include Some of the Highest Quality, Most Active Players in ICD Target Markets

Company	2018E Total Capex ($MM)
Anadarko Petroleum Corporation (APC)	4,760
Occidental (OXY)	3,800
Apache Corporation (APA)	3,200
Devon Energy Corporation (DVN)	3,000
Pioneer Natural Resources (PXD)	2,900
Concho Resources (CXO)	2,000
BHP Billiton (BHP)	1,900
Encana (ECA)	1,750
Cimarex Energy (XEC)	1,500
Parsley Energy (PE)	1,500
Newfield Exploration (NFX)	1,300
Diamondback Energy (FANG)	1,300
WPX	1,150
SM Energy (SM)	1,100
Energen Resources (EGN)	1,050
RSP Permian - SHEP (RSPP)	825
Laredo Petroleum (LPI)	570
Callon Petroleum (CPE)	530
GeoSouthern (GEP Haynesville)	NA

Source: FactSet Consensus Estimates

Current or past ICD customers

ICD Customer Base Breakdown(1)


40%
60%
Public
Private

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Land Drilling Update Operators embracing wellbore manufacturing model, focusing on the safest operations and rigs that consistently eliminate non-productive time and deliver high-quality, completable wellbores • Pad-optimal rigs represent equipment that is best suited for wellbore manufacturing • Drill more wells per year; accelerate E&P operators’ production profiles and cash flows • Eliminate substantial spread costs As lateral length and pad size and complexity continue to expand, the value proposition of pad-optimal rig technology increases significantly Market access to pad-optimal rigs is extremely limited, with ICD and competitor pad-optimal fleets at full effective utilization • AC is no longer a differentiating technology ShaleDriller® rigs eliminate non-productive time, drill longer laterals faster and for less cost, and materially reduce spread costs/cycle times 6

ICD’s Compelling Value Proposition ICD does not work at the margin: pad-optimal equipment essential for development of core E&P acreage in lower commodity price environment Systems flexibility to partner with E&P and other service companies to achieve full systems optimization from technology/data integration 7

Pad-Optimal Rig Characteristics - As Defined by E&P Operators

Omni-Directional Walking System	• Allows rig to move in any direction quickly between wellheads, rapidly and efficiently adjusts to misaligned wellbores, walks over raised well heads and increases safety • Superior to skidding systems which can only move to properly aligned wells in a straight line • Self-leveling capabilities
1,500 hp Drawworks	• Rigs powered with 1,500 hp drawworks are well suited to the majority of unconventional resource formations • Ideally sized for drilling longer laterals while occupying a small footprint on the job site
Bi-Fuel Capabilities	• Operator can change between diesel or natural gas mix • Use of natural gas/diesel blend can result in major savings • Reduces carbon emissions
High Pressure Mud Pumps	• 7,500 psi mud pumps allow for drilling mud to be pumped through extended horizontal laterals • Necessary for drilling the long laterals required by complex horizontal drilling programs
Fast Moving	• Specifically designed to reduce cycle times (reduces rig-move time between drilling locations) • Designed to minimize truck loads (and times) required for moves between drilling sites; complete move in 48 hours (4 daylight days or less)
AC Programmable	• Uses a variable frequency drive that allows for precise computer control of key drilling parameters during operations, providing accurate drilling through the wellbore • AC rigs drill faster with less open hole time and superior wellbore geometry vs. mechanical or SCR rigs • In today's market, it is no longer a differentiating feature, it is a requirement



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Balance Sheet – March 31, 2018 March 31, 2018 December 31, 2017 Assets Cash and cash equivalents $ 2,503 $ 2,533 Accounts receivable, net 16,244 18,056 Inventories 2,795 2,710 Assets held for sale 1,920 1,920 Prepaid expenses and other current assets 3,381 2,957 Total current assets 26,843 28,176 Property, plant and equipment, net 274,046 275,105 Other long-term assets, net 1,236 1,364 Total assets $ 302,125 $ 304,645 Liabilities and Stockholders’ Equity Liabilities Current portion of long-term debt (1) $ 511 $ 533 Accounts payable 10,500 11,627 Accrued liabilities 5,018 6,969 Total current liabilities 16,029 19,129 Long-term debt (2) 53,886 49,278 Deferred income taxes, net 634 683 Other long-term liabilities 41 73 Total liabilities 70,590 69,163 Commitments and contingencies Stockholders’ equity Common stock, $0.01 par value, 100,000,000 shares authorized; 38,597,447 and 38,246,919 shares issued, respectively; and 38,252,765 and 37,985,225 shares outstanding, respectively 383 380 Additional paid-in capital 327,162 326,616 Accumulated deficit (93,791) (89,645) Treasury stock, at cost, 344,682 and 261,694 shares, respectively (2,219) (1,869) Total stockholders’ equity 231,535 235,482 Total liabilities and stockholders’ equity $ 302,125 $ 304,645 10

Income Statement – 1Q’18 Three Months Ended March 31, December 31, 2018 2017 2017 Revenues $ 25,627 $ 20,236 $ 25,041 Costs and expenses Operating costs 18,926 14,898 18,780 Selling, general and administrative 3,479 3,718 3,112 Depreciation and amortization 6,591 6,256 6,724 Asset impairments, net (35) 129 994 (Gain) loss on disposition of assets, net (82) 828 104 Total cost and expenses 28,879 25,829 29,714 Operating loss (3,252) (5,593) (4,673) Interest expense (943) (630) (895) Loss before income taxes (4,195) (6,223) (5,568) Income tax (benefit) expense (49) 46 177 Net loss $ (4,146) $ (6,269) $ (5,745) Loss per share: Basic and Diluted $ (0.11) $ (0.17) $ (0.15) Weighted average number of common shares outstanding: Basic and Diluted 38,124 37,546 37,983 11

Non-GAAP Financial Measures Adjusted net loss, EBITDA and adjusted EBITDA are supplemental non-GAAP financial measure that are used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. In addition, adjusted EBITDA is consistent with how EBITDA is calculated under our revolving credit facility for purposes of determining our compliance with various financial covenants. We define “EBITDA” as earnings (or loss) before interest, taxes, depreciation, and amortization, and we define “adjusted EBITDA” as EBITDA before stock-based compensation, non-cash asset impairments, gains or losses on disposition of assets, and other non- recurring items added back to, or subtracted from, net income for purposes of calculating EBITDA under our revolving credit facility. Neither adjusted net loss, EBITDA or adjusted EBITDA is a measure of net income as determined by U.S. generally accepted accounting principles (“GAAP”). Management believes adjusted net loss, EBITDA and adjusted EBITDA are useful because they allow our stockholders to more effectively evaluate our operating performance and compliance with various financial covenants under our revolving credit facility and compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure or non-recurring, non-cash transactions. We exclude the items listed above from net income (loss) in calculating adjusted net loss, EBITDA and adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. None of adjusted net loss, EBITDA or adjusted EBITDA should be considered an alternative to, or more meaningful than, net income (loss), the most closely comparable financial measure calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from adjusted net loss, EBITDA and adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s return of assets, cost of capital and tax structure. Our presentation of adjusted net loss, EBITDA and adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual or non- recurring items. Our computations of adjusted net loss, EBITDA and adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The table on the following page present a reconciliation of net loss to adjusted net loss, EBITDA and adjusted EBITDA. 12

Non-GAAP Financial Measures Reconciliation of Net Loss to Adjusted Net Loss: (Unaudited) Three Months Ended March 31, 2018 March 31, 2017 December 31, 2017 Per Per Per Amount Amount Amount Share Share Share (in thousands) Net loss $ (4,146) $ (0.11) $ (6,269) $ (0.17) $ (5,745) $ (0.15) Add back: Asset impairments, net (1) (35) - 129 0.01 994 0.03 (Gain) loss on disposition of assets, net (2) (82) - 828 0.02 104 - Adjusted net loss $ (4,263) $ (0.11) $ (5,312) $ (0.14) $ (4,647) $ (0.12) Reconciliation of Net Loss to EBITDA and Adjusted EBITDA: (Unaudited) Three Months Ended March 31, 2018 March 31, 2017 December 31, 2017 (in thousands) Net loss $ (4,146) $ (6,269) $ (5,745) Add back: Income tax (benefit) expense (49) 46 177 Interest expense 943 630 895 Depreciation and amortization 6,591 6,256 6,724 Asset impairments, net (1) (35) 129 994 EBITDA 3,304 792 3,045 (Gain) loss on disposition of assets, net (2) (82) 828 104 Stock-based compensation 644 1,012 528 Adjusted EBITDA $ 3,866 $ 2,632 $ 3,677 See footnote explanations on following page. 13

Non-GAAP Financial Measures (1) In the first quarter of 2018, we recorded a $208 thousand recovery of impairment expense as a result of the decision to hold and use certain buildings and property previously held for sale, offset by the impairment of certain buildings of $173 thousand. In the first quarter of 2017, we recorded a $0.1 million, or $0.01 per share, non-cash impairment representing the estimated damage to the mast of one of our rigs, net of insurance recoveries. In the fourth quarter of 2017, we recorded a $1.0 million, or $0.03 per share, non- cash impairment of certain held for sale assets (2) In the first quarter of 2017, we recorded a loss on disposition of assets of $0.8 million, or $0.02 per share, primarily due to non-cash disposal of equipment in connection with the upgrade to 7,500 psi mud systems.. 14

Non-GAAP Financial Measures

	Three Months Ended		
	March 31, 2018	March 31, 2017	December 31, 2017
Number of completed rigs end of period	14	14	14
Rig operating days (1)	1,259.4	1,072.9	1,288.6
Average number of operating rigs (2)	14.0	11.9	14.0
Rig utilization (3)	100.0%	91.7%	100.0%
Average revenue per operating day (4)	$ 19,055	$ 17,949	$ 18,338
Average cost per operating day (5)	$ 13,414	$ 11,930	$ 13,094
Average rig margin per operating day	$ 5,641	$ 6,019	$ 5,244

(1) Rig operating days represent the number of days our rigs are earning revenue under a contract during the period, including days that standby revenues are earned. During the three months ended March 31, 2018 and December 31, 2017 we did not earn any revenue on a standby basis. During the three months ended March 31, 2017, there were 77.9 operating days in which we earned revenue on a standby basis, including 69.0 standby-without-crew days.

(2) Average number of operating rigs is calculated by dividing the total number of rig operating days in the period by the total number of calendar days in the period.

(3) Rig utilization is calculated as rig operating days divided by the total number of days our drilling rigs are available during the applicable period.

(4) Average revenue per operating day represents total contract drilling revenues earned during the period divided by rig operating days in the period. Excluded in calculating average revenue per operating day are revenues associated with the reimbursement of out-of-pocket costs paid by customers of $1.6 million, $1.0 million and $1.4 million during the three months ended March 31, 2018 and 2017, and December 31, 2017, respectively.

(5) Average cost per operating day represents operating costs incurred during the period divided by rig operating days in the period. The following costs are excluded in calculating average cost per operating day: (i) out-of-pocket costs reimbursed by customers of $1.6 million, $1.0 million and $1.4 million during the three months ended March 31, 2018 and 2017, and December 31, 2017, respectively, (ii) new crew training costs of $25.0 thousand, $60.0 thousand and zero during the three months ended March 31, 2018 and 2017, and December 31, 2017, respectively, (iii) construction overhead costs expensed due to reduced rig construction activity of $0.4 million, $0.2 million and $0.5 million during the three months ended March 31, 2018 and 2017, and December 31, 2017, respectively, (iv) rig reactivation costs associated with the redeployment of previously stacked rigs, excluding new crew training costs (included in (ii) above), of $0.7 million during the three months ended March 31, 2017 and (v) out-of-pocket expenses of $0.1 million, net of insurance recoveries, incurred as a result of damage to one of our rig's mast during the three months ended March 31, 2017.



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